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The Vantagepoint Funds
FYE 12/31/01
Attachment Filed in Response to Form N-SAR Sub-Item 77P
Vantagepoint Fund of Fund Allocation %


              All-Equity Growth    Long-Term Growth       Traditional Growth     Conservative Growth  Savings Oriented
Name of Fund  Market      % of     Market        % of     Market        % of     Market      % of      Market      % of
Owned         Value       Total MV Value         Total MV Value         Total MV Value       Total MV  Value       Total MV
Growth & Inc  $5,217,852  19.83%    $98,857,894  19.88%   $79,493,654   14.94%   $26,429,922  10.01%   $12,288,389  10.09%

Equity Income $3,940,032  14.97%    $49,582,530   9.97%   $53,103,183   9.98%    $26,484,968  10.03%   $12,292,836  10.09%
International $5,290,847  20.11%    $49,342,381   9.92%   $52,948,817   9.95%    $13,167,768   4.99%    $6,125,154   5.03%
US Treasury                                                                                            $12,028,433   9.88%
Income                                                   $158,609,848  29.83%   $131,631,247  49.84%   $79,037,147  64.92%
Preservation
Aggressive    $5,336,634  20.28%    $77,090,283  15.50%   $55,293,562  10.39%    $13,671,313   5.18%
Opportunities
Core Bond                           $98,203,143  19.73%   $52,300,445   9.83%    $26,059,768   9.87%
Growth        $6,528,497  24.81%    $99,621,983  20.03%   $80,222,915  15.08%    $26,615,592  10.08%
Overseas                                                  $24,670,111   4.96%
Equity Index

Total Market $26,313,863 100.00%   $497,368,324 100.00%  $531,972,426 100.00%   $264,060,576 100.00%  $121,771,958 100.00%
Value
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